UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

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Securities Exchange Act of 1934

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☐	Soliciting Material under §240.14a-12

PureCycle Technologies, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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PURECYCLE TECHNOLOGIES, INC.

20 North Orange Avenue, Suite 106

Orlando, Florida 32801

NOTICE OF CONSENT SOLICITATION

FOR WARRANT HOLDERS

To the Registered Holders of PCT Warrants of PureCycle Technologies, Inc.:

Attached hereto is a Consent Solicitation Statement which solicits the consent of the Registered Holders (as defined in the Consent Solicitation Statement) of the PCT Warrants (as defined in the Consent Solicitation Statement) of PureCycle Technologies, Inc., a Delaware corporation (the “Company”), to amend the Warrant Agreement, dated as of May 4, 2020 (the “Original Warrant Agreement”), by and between an affiliate of the Company (f/k/a Roth CH Acquisition I Co. and now known as PureCycle Technologies Holdings Corp., a wholly-owned direct subsidiary of the Company) and Continental Stock Transfer & Trust Company, a New York corporation, as warrant agent (the “Warrant Agent”), as supplemented by the Supplemental Warrant Agreement, dated as of February 25, 2026, by and between the Company and the Warrant Agent (the “First Supplemental Warrant Agreement” and, together with the Original Warrant Agreement, the “Warrant Agreement”).

Pursuant to the terms and conditions contained in the PCT Warrants, all (and not less than all) of the PCT Warrants, other than the private PCT Warrants held by initial purchasers and affiliates or their permitted transferees, are redeemable, in whole but not in part, at the Company’s option any time prior to their expiration at the price of $0.01 per PCT Warrant, provided that the last sales price of the shares of Common Stock has been equal to or greater than $18.00 per share (subject to adjustment for splits, dividends, recapitalizations and other similar events) (the “Redemption Trigger Price”) for any 20 trading days within a 30 trading day period commencing after the PCT Warrants became exercisable and ending on the third business day prior to the date on which notice of redemption is given. The proposed amendment to the Warrant Agreement lowers the Redemption Trigger Price from $18.00 to $14.38 per share (the “Warrant Amendment”). The Warrant Amendment requires the approval of the Registered Holders of a majority of the outstanding PCT Warrants and is described in detail in the Consent Solicitation Statement.

In addition, the PCT Warrants will expire at 5:00 p.m., New York City time, on the earlier of (i) June 17, 2026, or (ii) the date fixed for redemption of the PCT Warrants pursuant to the terms of the PCT Warrants (the “Expiration Date”). If the Company receives the requisite consents for the Warrant Amendment, then the Company’s Board of Directors (the “Board”) will take the actions necessary to extend the Expiration Date of all PCT Warrants to 5:00 p.m., New York City time, on the earlier of (i) March 17, 2027, or (ii) the date fixed for redemption of the PCT Warrants pursuant to the terms of the PCT Warrants (the “Extension”).

The Board (1) has determined that the proposed Warrant Amendment is in the best interests of the Company and the Registered Holders of the PCT Warrants, (2) has unanimously approved the proposed Warrant Amendment, (3) recommends that the Registered Holders of the PCT Warrants consent to the proposed Warrant Amendment and (4) has committed to effectuate the Extension if the proposed Warrant Amendment is approved. Accordingly, the Board requests that you sign, date and return the consent delivered with the Consent Solicitation Statement in the enclosed envelope (the “Consent”), or follow the instructions in this Consent Solicitation Statement and on the Consent to provide your consent via mail, email or Internet, by 5:00 p.m. Eastern Time on April 16, 2026. The date of this Consent Solicitation Statement is March 26, 2026, and it is being mailed on or about March 27, 2026, to all Registered Holders of the PCT Warrants as of the close of business on March 17, 2026.

By Order of the Board of Directors

Dustin Olson
Chief Executive Officer

March 26, 2026

PURECYCLE TECHNOLOGIES, INC.

20 North Orange Avenue, Suite 106

Orlando, Florida 32801

CONSENT SOLICITATION STATEMENT

FOR THE WARRANT HOLDERS OF

PURECYCLE TECHNOLOGIES, INC.

March 26, 2026

PureCycle Technologies, Inc., a Delaware corporation (the “Company,” “we,” “our” or “us”), is soliciting consents (the “Consent Solicitation”) from the Registered Holders (as defined below) of the Company’s outstanding public and private warrants (the “PCT Warrants”) which were issued pursuant to the Warrant Agreement, dated as of May 4, 2020 (the “Original Warrant Agreement”), by and between an affiliate of the Company (f/k/a Roth CH Acquisition I Co. and now known as PureCycle Technologies Holdings Corp., a wholly-owned direct subsidiary of the Company) and Continental Stock Transfer & Trust Company, a New York corporation, as warrant agent (the “Warrant Agent”), as supplemented by the Supplemental Warrant Agreement, dated as of February 25, 2026, by and between the Company and the Warrant Agent (the “First Supplemental Warrant Agreement” and, together with the Original Warrant Agreement, the “Warrant Agreement”), which governs all of the PCT Warrants. Each PCT Warrant is exercisable for one whole share of the Company’s common stock, par value $0.001 per share (the “Common Stock”) at an exercise price of $11.50 per share.

Pursuant to the terms and conditions contained in the PCT Warrants, all (and not less than all) of the PCT Warrants, other than the private PCT Warrants held by initial purchasers and affiliates or their permitted transferees (the “Excluded PCT Warrants”), are redeemable, in whole but not in part, at the Company’s option any time prior to their expiration at the price of $0.01 per PCT Warrant, provided that the last sales price of the shares of Common Stock has been equal to or greater than $18.00 per share (subject to adjustment for splits, dividends, recapitalizations and other similar events) (the “Redemption Trigger Price”) for any 20 trading days within a 30 trading day period commencing after the PCT Warrants became exercisable and ending on the third business day prior to the date on which notice of redemption is given. The proposed amendment to the Warrant Agreement lowers the Redemption Trigger Price from $18.00 to $14.38 per share (the “Warrant Amendment”). The Warrant Amendment requires the approval of the Registered Holders of a majority of the outstanding PCT Warrants and is described in detail in this Consent Solicitation Statement. “Registered Holders” shall mean the record holders of the PCT Warrants on the record books of the Warrant Agent as of the close of business on March 17, 2026 (the “Record Date”).

In addition, the PCT Warrants will expire at 5:00 p.m., New York City time, on the earlier of (i) June 17, 2026, or (ii) the date fixed for redemption of the PCT Warrants pursuant to the terms of the PCT Warrants (the “Expiration Date”). If the Company receives the requisite consents for the Warrant Amendment, then the Company’s Board of Directors (the “Board”) will take the actions necessary to extend the Expiration Date of all PCT Warrants to 5:00 p.m., New York City time, on the earlier of (i) March 17, 2027, or (ii) the date fixed for redemption of the PCT Warrants pursuant to the terms of the PCT Warrants (the “Extension”).

The date of this Consent Solicitation Statement is March 26, 2026, and it is being mailed on or about March 27, 2026, to all Registered Holders.

A copy of the consent to be executed by the Registered Holders of the PCT Warrants is annexed to this Consent Solicitation Statement as Annex A (the “Consent”). The form of the Second Supplemental Warrant Agreement required to amend the Warrant Agreement is included as Annex B to this Consent Solicitation Statement (the “Second Supplemental Warrant Agreement”).

The Board, by action taken on March 5, 2026, unanimously approved the Warrant Amendment and has directed that such matters be submitted to the Registered Holders of the PCT Warrants for approval. As of the Record Date, there were 5,893,827 PCT Warrants outstanding. The written consent of the Registered Holders of a majority of the outstanding PCT Warrants are required in order to approve the Warrant Amendment, and, upon such approval, the Board will take the actions necessary to effectuate the Extension. One such holder is Cede & Co., a nominee for The Depositary Trust Company (“DTC”). PCT Warrants that are held by financial institutions as nominees for beneficial owners of the PCT Warrants are deposited into participant accounts at DTC and are considered to be held of record by Cede & Co. as one holder. For each PCT Warrant held in street name as of the Record Date, the underlying beneficial owner of the PCT Warrant is entitled to consent to the Warrant Amendment. As such, Registered Holders and beneficial owners in street name of the PCT Warrants are entitled to a total of 5,893,827 consents. See “Consent Solicitation Summary—How to Consent” for more information about the consent process. You may revoke your written consent at any time prior to the time that we have received a sufficient number of consents to approve the Warrant Amendment. A revocation may be in any written form validly signed and dated by you, as long as it clearly states that the consent previously given is no longer effective. The revocation should be sent to Mediant Communications, Inc. (“Mediant”) by email at tabulations@betanxt.com.

We will pay the costs of soliciting these consents. We have engaged Mediant to assist with the communications with holders of PCT Warrants for an estimated fee of $7,500. In addition to soliciting consents by mail, our officers, directors and other regular employees, without additional compensation, may solicit consents personally, by e-mail or by other appropriate means. Banks, brokers, fiduciaries and other custodians and nominees who forward written consent soliciting materials to their principals will be reimbursed for their customary and reasonable out-of-pocket expenses.

Our executive offices are located at 20 North Orange Avenue, Suite 106, Orlando, Florida 32801.

i

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Except for historical and factual information contained herein, matters set forth in this Consent Solicitation Statement identified by words such as “expects,” “believes,” “will” and similar expressions are forward-looking statements under the Securities Act of 1933, as amended (the “Securities Act”), and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and are subject to the “safe harbor” protection thereunder. The forward-looking statements are based on the current expectations of management, are not guarantees of future results and are subject to uncertainties. There can be no assurance that future developments will be those that have been anticipated. These forward-looking statements involve a number of risks, uncertainties or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described in the Company’s filings with the Securities and Exchange Commission (the “SEC”), including the “Risk Factors” section of our Annual Report on Form 10-K for the fiscal year ended December 31, 2025. Actual events and results may differ materially from those anticipated by us in those statements due to several factors, including those disclosed in our other filings with the SEC. We may change our intentions or plans discussed in our forward-looking statements without notice at any time and for any reason and we undertake no obligation to update any forward-looking statements made in this Consent Solicitation Statement or in our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, to reflect new events or circumstances, new information or the occurrence of unanticipated events, except as required by law.

CONSENT SOLICITATION SUMMARY

This summary of the Consent Solicitation, together with the section entitled “Frequently Asked Questions,” summarizes certain information contained in this Consent Solicitation Statement, but does not contain all of the information that may be important to you. You should read carefully this entire Consent Solicitation Statement and the attached annexes for a more complete understanding of the Warrant Amendment and the Extension.

•	As of the Record Date, there were 5,893,827 PCT Warrants outstanding. Each PCT Warrant entitles its holder to purchase one share of Common Stock at an exercise price of $11.50 per share.

•	If the Warrant Amendment proposed herein is approved, the Redemption Trigger Price will be reduced from $18.00 to $14.38 per share, effective June 17, 2026.

•	We are requesting that you send us your written consent by 5:00 p.m. Eastern Time on April 16, 2026. The Board may extend the deadline to receive written consents in its sole discretion.

•

If the Company receives the requisite consents for the Warrant Amendment, then the Company’s Board will take the actions necessary to extend the Expiration Date of all PCT Warrants to 5:00 p.m., New York City time, on the earlier of (i) March 17, 2027, or (ii) the date fixed for redemption of the PCT Warrants pursuant to the terms of the PCT Warrants, effective June 17, 2026.

•

The Warrant Amendment requires the approval of the Registered Holders of a majority of the outstanding PCT Warrants. One such holder is Cede & Co., a nominee for The Depositary Trust Company (“DTC”). PCT Warrants that are held by financial institutions as nominees for beneficial owners of the PCT Warrants are deposited into participant accounts at DTC and are considered to be held of record by Cede & Co. as one holder. For each PCT Warrant held in street name as of the Record Date, the underlying beneficial owner of the PCT Warrant is entitled to consent to the Warrant Amendment. As such, Registered Holders and beneficial owners in street name of the PCT Warrants are entitled to a total of 5,893,827 consents. See “Consent Solicitation Summary—How to Consent” for more information about the consent process.

How to Consent. If you are a Registered Holder of PCT Warrants as of the Record Date, you can consent to the Warrant Amendment by mail, by email or via the Internet as follows:

•	By Mail. You may consent by mailing your Consent as described in the Consent Solicitation Statement and on the Consent.

•	By Email. You may consent by emailing your Consent to tabulations@betanxt.com as described in the Consent Solicitation Statement and on the Consent.

•

Via the Internet. You may transmit your consent via the Internet by following the instructions provided in the Consent Solicitation Statement and on the Consent. You will need to have your Consent in hand when you access the website at www.proxypush.com/PCT.

Internet voting for Registered Holders will be available until 5:00 p.m. Eastern Time on April 16, 2026, and mailed and emailed Consents must be received by 5:00 p.m. Eastern Time on April 16, 2026, in order to be counted.

If your PCT Warrants are held in street name, your bank, broker or other nominee is required to consent for the PCT Warrants it holds on your behalf according to your instructions. The Consent Solicitation materials, as well as consent and revocation instructions, should have been forwarded to you by the bank, broker or other nominee that holds your PCT Warrants. In order to consent for your PCT Warrants you will need to follow the instructions that your bank, broker or other nominee provides you. The consent deadlines and methods for providing consent for beneficial owners of PCT Warrants held in “street name” will depend on the processes of the bank, broker or other nominee that holds your PCT Warrants. Therefore, we urge you to carefully review and follow the consent instruction card and any other materials that you receive from that organization.

QUESTIONS AND ANSWERS ABOUT THE WARRANT AMENDMENT

The following questions and answers are intended to respond to frequently asked questions concerning the Warrant Amendment and the Extension. These questions do not, and are not intended to, address all the questions that may be important to you. You should carefully read this entire Consent Solicitation Statement, as well as its annexes.

Q:	Who is entitled to consent to the Warrant Amendment described in this Consent Solicitation Statement?

A:

All holders of record of the PCT Warrants as of the close of business on March 17, 2026 are entitled to consent to the Warrant Amendment. As of the Record Date, there were 5,893,827 PCT Warrants outstanding. If your PCT Warrants are held in a brokerage account or by a bank or other nominee, you are considered the beneficial owner of the PCT Warrants held in “street name,” and these Consent Solicitation materials are being forwarded to you by your broker, bank or nominee who is considered the holder of record with respect to those PCT Warrants. As the beneficial owner, you have the right to direct your broker, bank or nominee to consent to the proposal, object to the proposal, or abstain from consenting to the proposal set forth herein. Your broker, bank or nominee has enclosed an instruction card for you to use in directing the broker, bank or nominee regarding whether to consent, object, or abstain.

Q:	What is the recommendation of our Board as to the Warrant Amendment described in this Consent Solicitation Statement?

A:	The Board recommends that Registered Holders of the PCT Warrants “CONSENT” to the Warrant Amendment set forth in this Consent Solicitation Statement.

Q:	What is required to approve the Warrant Amendment?

A:

The Warrant Amendment requires the written consent of the Registered Holders of a majority of the outstanding PCT Warrants to be approved. Upon such approval, the Board will take the actions necessary to effectuate the Extension.

Q:	How do I consent to the Warrant Amendment?

A:

After carefully reading and considering the information contained in this Consent Solicitation Statement, you may consent to the Warrant Amendment set forth herein by mail, email or via the Internet as follows:

•	By Mail. You may consent by mailing your Consent as described in the Consent Solicitation Statement and on the Consent.

•	By Email. You may consent by emailing your Consent to tabulations@betanxt.com as described in the Consent Solicitation Statement and on the Consent.

•

Via the Internet. You may transmit your consent via the Internet by following the instructions provided in the Consent Solicitation Statement and on the Consent. You will need to have your Consent in hand when you access the website at www.proxypush.com/PCT.

Internet voting for Registered Holders will be available until 5:00 p.m. Eastern Time on April 16, 2026, and mailed and emailed Consents must be received by 5:00 p.m. Eastern Time on April 16, 2026, in order to be counted.

If your PCT Warrants are held in street name, your bank, broker or other nominee is required to consent for the PCT Warrants it holds on your behalf according to your instructions. The Consent Solicitation materials, as well as consent and revocation instructions, should have been forwarded to you by the bank, broker or other nominee that holds your PCT Warrants. In order to consent for your PCT Warrants, you will need to follow the instructions that your bank, broker or other nominee provides you. The consent deadlines and methods for providing consent for beneficial owners of PCT Warrants held in “street name” will depend on the processes of the bank, broker or other nominee that holds your PCT Warrants. Therefore, we urge you to carefully review and follow the consent instruction card and any other materials that you receive from that organization

Q:	What if I do not provide a written consent?

A:

Because the Warrant Amendment requires the written consent of the Registered Holders of a majority of the outstanding PCT Warrants, your failure to respond will have the same effect as objecting to the proposal set forth herein, which is equivalent to a written consent “against” the Warrant Amendment.

Q:	Can I vote against the Warrant Amendment?

A:

Yes. Objecting to the proposal set forth herein will be considered a vote “against” the Warrant Amendment. Additionally, an abstention from the proposal set forth herein will have the same effect as a written consent “against” the Warrant Amendment.

Q:	Can I revoke my consent after I have delivered it?

A:

You may revoke your written consent at any time prior to the time that we receive a sufficient number of written consents to approve the Warrant Amendment set forth herein. A revocation may be in any written form validly signed and dated by you, as long as it clearly states that the consent previously given is no longer effective. The revocation should be sent to Mediant by email at tabulations@betanxt.com.

Q:	By when must the Company receive a sufficient number of consents?

A:	We are requesting that you send us your written consent by 5:00 p.m. Eastern Time on April 16, 2026. The Board may extend the deadline to receive written consents in its sole discretion.

Q:	What is the reason for the Warrant Amendment?

A:

If the Warrant Amendment is approved and, therefore, the Extension is effectuated, then the Expiration Date of the PCT Warrants will be extended by an additional nine months, increasing the likelihood that holders of the PCT Warrants will realize value from their PCT Warrants that they would not otherwise receive if the PCT Warrants were to expire unexercised and worthless. Additionally, in such a circumstance, the likelihood that the Company will receive $11.50 for each PCT Warrant exercise, or approximately $67.8 million in the aggregate, increases, to the benefit of the Company and its shareholders. Such proceeds would be used by the Company for general corporate purposes, including further investment in the Company’s global expansion plans.

Q:	What is the effect of the Warrant Amendment?

A:

If the Warrant Amendment is approved as a result of this Consent Solicitation, then the Redemption Trigger Price will be reduced from $18.00 to $14.38 per share of the Company’s Common Stock for any 20 trading days in a 30 trading day period. Additionally, if the Warrant Amendment is approved, the Company will take the actions necessary to extend the Expiration Date of the PCT Warrants to 5:00 p.m., New York City time, on the earlier of (a) March 17, 2027, or (b) the date fixed for the redemption of the PCT Warrants.

Q:	What will happen if the Warrant Amendment is not approved by the requisite consent?

A:

If the Warrant Amendment is not approved by the requisite consent, then the Redemption Trigger Price will remain at $18.00. Additionally, if the Warrant Amendment is not approved, then the Board may choose not to effectuate the Extension and the PCT Warrants will expire at 5:00 p.m., New York City time, on the earlier of (a) June 17, 2026 or (b) the date fixed for the redemption of the PCT Warrants, after which the holders of PCT Warrants will no longer be able to exercise their PCT Warrants.

Q:	When will the Warrant Amendment take effect?

A:

If approved by the Registered Holders of a majority of the PCT Warrants outstanding, the Warrant Amendment and the Extension will take effect on June 17, 2026, the current Expiration Date of the PCT Warrants, so long as the PCT Warrants are not redeemed prior to such date.

Q:	Who will pay the costs of the Warrant Amendment?

A:

We will pay all of the costs of the Warrant Amendment, including distributing this Consent Solicitation Statement. We have engaged Mediant to assist with communications with holders of the PCT Warrants for an estimated fee of $7,500. We may also pay brokerage firms and other custodians for their reasonable expenses for forwarding information materials to the beneficial owners of the PCT Warrants.

RISK FACTORS

You should carefully consider the risk factors described below, together with the other information contained in this Consent Solicitation Statement and the Risk Factors set forth in the Company’s Annual Report on Form 10-K and subsequent filings with the SEC, in evaluating the Warrant Amendment. This Consent Solicitation Statement also contains forward-looking statements that involve risks and uncertainties. The Company’s actual results could differ materially from those anticipated in the forward looking statements contained in this Consent Solicitation Statement as a result of specific factors, including the risks described below. Additional risks that are as of yet unknown, or that are currently considered immaterial, could also materially adversely affect the Company’s financial condition, results of operations and prospects.

If we do not obtain the required consents for the Warrant Amendment, the Board may not take the actions necessary to effectuate the Extension, and the PCT Warrants will expire at 5:00 p.m., New York City time, on June 17, 2026, and may expire worthless.

The Warrant Amendment requires the consent of the Registered Holders of a majority of the outstanding PCT Warrants. If we do not receive the required consents, the Warrant Amendment will not become effective, the Board may choose not to effectuate the Extension and the PCT Warrants will remain subject to their current Expiration Date of 5:00 p.m., New York City time, on June 17, 2026, which is approximately three months from the date of this Consent Solicitation Statement. At the current market price of our Common Stock, the PCT Warrants are out of the money and, absent the effectuation of the Extension, the PCT Warrants may not have any value prior to the Expiration Date. If the PCT Warrants expire unexercised, holders of the PCT Warrants will lose their entire investment in the PCT Warrants and will receive no consideration or value in exchange for their PCT Warrants.

If the required consents for the Warrant Amendment are received, it will be easier for the Company to redeem the PCT Warrants, and (i) that may cause the holders of PCT Warrants to exercise their PCT Warrants sooner than they otherwise would, (ii) and that will result in dilution to our existing shareholders.

The Warrant Amendment will make it easier for us to redeem the PCT Warrants by lowering the Redemption Trigger Price from $18.00 to $14.38 per share. Accordingly, the Company may be able to redeem the PCT Warrants earlier—after the lower $14.38 per share Redemption Trigger Price is met instead of the higher $18.00 per share Redemption Trigger Price—and such redemption may be at a time that is favorable to us but not as favorable to the holders of the PCT Warrants. Pursuant to the terms of the Warrant Agreement, if we issue a notice of redemption, the holders of the PCT Warrants will have a limited period of time following such redemption notice to exercise their PCT Warrants before the redemption date. In order to avoid having their PCT Warrants redeemed for the redemption price of $0.01, the holders of the PCT Warrants are very likely to exercise their PCT Warrants during this limited exercise period, which may be sooner than the holders of the PCT Warrants otherwise would. Additionally, if a substantial number of the holders of PCT Warrants elect to exercise their PCT Warrants following the receipt of a redemption notice, we will be required to issue a number of shares of our Common Stock upon such exercise. The issuance of such shares will dilute the ownership interests of our existing shareholders, and could adversely affect the market price of our Common Stock.

We may incur costs in connection with this Consent Solicitation, and if we do not obtain the required consents for the Warrant Amendment, we will have incurred these costs without receiving the intended benefit.

We expect to incur expenses in connection with this Consent Solicitation, including fees and expenses for legal, financial, and solicitation advisors, as well as for printing, mailing, and other administrative costs. In addition, this Consent Solicitation process requires significant time and effort from our management team, which diverts their attention from other business matters and operations. We cannot assure you that we will obtain the requisite consents from the holders of the PCT Warrants to approve the Warrant Amendment. If we do not receive the required consents, the Warrant Amendment will not become effective, and we will have incurred all of these costs and expenses without receiving the intended benefit of amending the Warrant Agreement.

THE WARRANT AMENDMENT

Before signing and dating the enclosed Consent and returning it in the enclosed envelope, or following the instructions provided in this Consent Solicitation Statement and on the Consent to consent to the Warrant Amendment via mail, email or the Internet, you should read carefully this entire Consent Solicitation Statement, including Annex A and the Form of the Second Supplemental Warrant Agreement attached hereto as Annex B.

Parties to the Warrant Amendment

PureCycle Technologies, Inc.

PureCycle Technologies Inc. is a Florida-based corporation focused on commercializing a patented dissolution recycling technology for polypropylene that physically separates the polymer from other plastics, colors, odors and impurities.

The Company’s securities are listed on the Nasdaq Capital Market under the symbols “PCT,” “PCTTU” and “PCTTW.”

The mailing address of the Company’s principal executive office is 20 North Orange Avenue, Suite 106, Orlando, Florida 32801.

Continental Stock Transfer & Trust Company as Warrant Agent for those Registered Holders of the PCT Warrants

Continental Stock Transfer & Trust Company, a New York corporation, is the Warrant Agent for those Registered Holders of the 5,893,827 outstanding PCT Warrants, determined as of the close of business on March 17, 2026.

The Warrant Amendment Proposal

Pursuant to the terms and conditions contained in the PCT Warrants, all (and not less than all) of the PCT Warrants, other than the Excluded PCT Warrants, are redeemable, in whole but not in part, at the Company’s option any time prior to their expiration at the price of $0.01 per PCT Warrant, provided that the last sales price of the shares of Common Stock has been equal to or greater than $18.00 per share (subject to adjustment for splits, dividends, recapitalizations and other similar events) for any 20 trading days within a 30 trading day period commencing after the PCT Warrants became exercisable and ending on the third business day prior to the date on which notice of redemption is given. The proposed Warrant Amendment lowers the Redemption Trigger Price from $18.00 to $14.38 per share.

Voting Power; Record Date

The Warrant Amendment requires the written consent of the Registered Holders of a majority of the outstanding PCT Warrants. Registered Holders of the PCT Warrants as of the close of business on March 17, 2026, are entitled to consent to the Warrant Amendment pursuant to this Consent Solicitation Statement. One such holder is Cede & Co., a nominee for The Depositary Trust Company (“DTC”). PCT Warrants that are held by financial institutions as nominees for beneficial owners of the PCT Warrants are deposited into participant accounts at DTC and are considered to be held of record by Cede & Co. as one holder. For each PCT Warrant held in street name as of the Record Date, the underlying beneficial owner of the PCT Warrant is entitled to consent to the Warrant Amendment. As such, Registered Holders and beneficial owners in street name of the PCT Warrants are entitled to a total of 5,893,827 consents. See “Consent Solicitation Summary—How to Consent” for more information about the consent process.

A copy of the Consent to be executed by the Registered Holders of the PCT Warrants is annexed to this Consent Solicitation Statement as Annex A. The form of the Second Supplemental Warrant Agreement is included as Annex B to this Consent Solicitation Statement.

Reason for Approval of the Warrant Amendment

The PCT Warrants are scheduled to expire at 5:00 p.m., New York City time, on June 17, 2026, approximately three months from the date of this Consent Solicitation Statement. At the current market price of our Common Stock, the PCT Warrants are out of the money and are unlikely to be redeemed or exercised prior to the Expiration Date under their current terms. If the Warrant Amendment is approved and, therefore, the Extension is effectuated, then the Expiration Date of the PCT Warrants will be extended by an additional nine months, increasing the likelihood that holders of the PCT Warrants will realize value from their PCT Warrants that they would not otherwise receive if the PCT Warrants were to expire unexercised and worthless. Additionally, in such a circumstance, the likelihood that the Company will receive $11.50 for each PCT Warrant exercise, or approximately $67.8 million in the aggregate, increases, to the benefit of the Company and its shareholders. Such proceeds would be used by the Company for general corporate purposes, including further investment in the Company’s global expansion plans.

Additionally, the Warrant Amendment will make it easier for us to redeem the PCT Warrants by lowering the Redemption Trigger Price. The purpose of the Warrant Amendment is to provide the holders of PCT Warrants with an opportunity to realize value from their PCT Warrants that they would not otherwise receive if the PCT Warrants were to expire unredeemed or unexercised and worthless.

Effect of the Warrant Amendment

If we complete the Consent Solicitation and obtain the requisite approval of the Warrant Amendment by Registered Holders of a majority of the outstanding PCT Warrants, the Redemption Trigger Price will be lowered from $18.00 to $14.38 per share. Additionally, if the Company receives the requisite consents for the Warrant Amendment, then the Company’s Board will take the actions necessary to extend the Expiration Date of all PCT Warrants to 5:00 p.m., New York City time, on the earlier of (i) March 17, 2027, or (ii) the date fixed for redemption of the PCT Warrants pursuant to the terms of the PCT Warrants.

Recommendation to Registered Holders of the PCT Warrants

The Board believes that the Warrant Amendment is in the best interests of the Company and Registered Holders of the PCT Warrants, and recommends that the Registered Holders of the PCT Warrants “CONSENT TO” the Warrant Amendment.

STOCK OWNERSHIP OF MAJOR SHAREHOLDERS, NAMED EXECUTIVE OFFICERS AND DIRECTORS

The following table sets forth information known to us regarding the beneficial ownership of our Common Stock as of March 12, 2026 (except as otherwise set forth below) by:

•	each person known to us to be the beneficial owner of more than 5% of our Common Stock;

•	each of our named executive officers and directors; and

•	all of our executive officers and directors as a group.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she, or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days. Shares which an individual or group has a right to acquire within 60 days pursuant to the exercise or conversion of options, warrants or other similar convertible or derivative securities are deemed to be outstanding for the purpose of computing the percentage ownership of such individual or group, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person shown in the table. Fractional shares have been rounded to the nearest whole share.

The beneficial ownership of our Common Stock is based on 180,725,284 shares of our Common Stock issued and outstanding as of March 12, 2026. The 180,725,284 shares of our Common Stock outstanding exclude 2,000,000 shares of our Common Stock, which may be issued to the previous unitholders of PureCycle Technologies, LLC upon the Ironton facility becoming operational, as certified by Leidos Engineering, LLC, an independent engineering firm.

Stock Ownership of Named Executive Officers and Directors

The following table is based upon SEC filings and/or information supplied by the reporting persons. To our knowledge, no shares of our Common Stock beneficially owned by any executive officer or director have been pledged as security. Unless otherwise indicated by footnote, (i) the Company believes that all persons named in the table below have sole voting and investment power with respect to all shares of Common Stock beneficially owned by them and (ii) the address of each person is c/o PureCycle Technologies, Inc., 20 North Orange Avenue, Suite 106, Orlando, FL 32801.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage of Outstanding Shares
Brad Kalter (1)	229,676	*
Dustin Olson (2)	1,012,284	*
Jaime Vasquez (3)	28,329	*
Steven Bouck (4)	85,166	*
Tanya Burnell (4)	89,800	*
Daniel Coombs (4)	140,221	*
Daniel Gibson (4) (5)	35,061,256	17.8%
Allen Jacoby (4)	79,466	*
Dr. Siri Jirapongphan (6)	26,750	*
Valerie Mars (7)	4,698	*
Fernando Musa (4)	143,882	*
All Directors and Executive Officers as a Group (12 persons)	36,939,399	18.8%

*	Less than 1% of the outstanding shares of Common Stock.

(1)

Includes 120,000 shares of Common Stock that are held by the Brad S. Kalter and Julie F. Kalter Revocable Trust, of which Mr. Kalter is a trustee and Mr. Kalter and members of his immediate family are the sole beneficiaries. Mr. Kalter remains the beneficial owner of the securities held by the trust, in joint tenancy with the reporting person’s spouse. Includes shares of Common Stock issuable upon the vesting of 20,285 restricted stock units (“RSUs”), which are subject to vest within 60 days of the date of this table. Includes 52,200 shares of Common Stock issuable upon the exercise of stock options exercisable within 60 days of the date of this table.

(2)

Includes 65,789 shares of Common Stock issuable upon the vesting of 65,789 RSUs, which are subject to vest within 60 days of the date of this table. Includes 169,300 shares of Common Stock issuable upon the exercise of stock options exercisable within 60 days of the date of this table.

(3)	Mr. Vasquez is included in this table as a named executive officer of the Company. Mr. Vasquez retired from the Company, effective as of March 1, 2026.
(4)	Includes shares of Common Stock issuable upon the vesting of 19,349 RSUs, which are subject to vest within 60 days of the date of this table.
(5)

Daniel Patrick Gibson has sole voting and dispositive power over 857,200 shares of Common Stock. Mr. Gibson owns 100% of the Class A shares of Sylebra Capital Management (“Sylebra Capital”) and 100% of the membership interests of Sylebra Capital LLC (“Sylebra US”) and is a founder and Chief Investment Officer of Sylebra Capital. Sylebra Capital is the investment manager and parent of Sylebra Capital Limited (“Sylebra HK”). Sylebra HK and Sylebra US are the investment sub-advisers to Sylebra Capital Partners Master Fund, Ltd., Sylebra Capital Parc Master Fund, Sylebra Capital Menlo Master Fund, and other advisory clients (collectively, the “Affiliated Investment Entities”). Sylebra Capital, Sylebra US and Sylebra HK, together with Mr. Gibson, have shared voting and dispositive power over 34,184,707 shares of Common Stock, which includes the following shares the entities have the right to acquire within 60 days of the date of this table: 2,960,200 Common Stock equivalents associated with their holdings of the Company’s Series B Perpetual Convertible Preferred Stock, 10,250,013 Common Stock equivalents associated with their holdings of the Company’s Series A Warrants, and 2,500,000 Common Stock equivalents associated with their holdings of the Company’s Series C Warrants.

(6)

Includes shares of Common Stock issuable upon the vesting of 4,549 RSUs, which are subject to vest within 60 days of the date of this table. Includes 22,201 shares of the Common Stock available upon the exercise of 300 shares of the Company’s Series B Convertible Perpetual Preferred Stock.

(7)	Includes shares of Common Stock issuable upon the vesting of 4,698 RSUs, which are subject to vest within 60 days of the date of this table.

Stock Ownership by Certain Beneficial Owners

The following entities were the only persons known to PureCycle to be the beneficial owners of more than five percent of the Company’s Common Stock, based on public filings made with the SEC (as described below):

Name of and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage of Outstanding Shares
Entities affiliated with Sylebra US (1)	34,184,707	17.4%
Entities affiliated with Samlyn Capital, LLC (2)	13,779,610	7.3%
The Vanguard Group (3)	12,648,342	7.0%
Longview Asset Management, LLC (4)	11,157,847	6.1%

(1)

The information is based on a Schedule 13D/A filed by Sylebra US with the SEC on June 24, 2025, reporting beneficial ownership as of June 20, 2025, and the Form 4 filed by Sylebra US with the SEC on February 10, 2025, reporting beneficial ownership as of February 6, 2025. Daniel Patrick Gibson owns 100% of the Class A shares of Sylebra Capital and 100% of the membership interests of Sylebra US and is a founder and Chief Investment Officer of Sylebra Capital. Sylebra Capital is the investment manager and parent of Sylebra HK. Sylebra HK and Sylebra US are the investment sub-advisers to the Affiliated

Investment Entities. Sylebra Capital, Sylebra US and Sylebra HK, together with Mr. Gibson, have shared voting and dispositive power over 34,184,707 shares of Common Stock, which includes the following shares the entities have the right to acquire within 60 days of the date of this table: 2,960,200 Common Stock equivalents associated with their holdings of the Company’s Series B Perpetual Convertible Preferred Stock, 10,250,013 Common Stock equivalents associated with their holdings of the Company’s Series A Warrants, and 2,500,000 Common Stock equivalents associated with their holdings of the Company’s Series C Warrants. The principal address of Mr. Gibson, Sylebra Capital, Sylebra US, Sylebra HK and the Affiliated Investment Entities is c/o Sylebra Capital LLC, 3000 El Camino Real, Building 5, Suite 450, Palo Alto, CA 94306.
(2)

The information is based on a Schedule 13G/A filed by Samlyn Capital, LLC with the SEC on November 14, 2025. Samlyn Capital, LLC reported that Samlyn, LP and Robert Pohly have shared voting and dispositive power with respect to 13,779,610 shares of Common Stock, which includes the following shares the entities have the right to acquire within 60 days of the date of this table: 3,700,250 Common Stock equivalents associated with their holdings of the Company’s Series B Perpetual Convertible Preferred Stock, 2,857,142 Common Stock equivalents associated with their holdings of the Company’s Series A Warrants, and 2,500,000 Common Stock equivalents associated with their holdings of the Company’s Series C Warrants. Samlyn Capital, LLC also reported that all of the securities reported in the Schedule 13G/A are directly owned by advisory clients of Samlyn Capital, LLC and that none of those advisory clients may be deemed to beneficially own more than 5% of the Common Stock. The business address for each of Samlyn, LLC Capital, Samlyn, LP and Robert Pohly is c/o Samlyn Capital, LLC, 500 Park Avenue, 2nd Floor, New York, New York 10022.

(3)

The information is based on a Schedule 13G/A filed by The Vanguard Group with the SEC on February 13, 2024, reporting beneficial ownership as of December 29, 2023. The Vanguard Group reported that it has shared voting power with respect to 99,710 shares of Common Stock, sole dispositive power with respect to 12,451,621 shares of Common Stock, shared dispositive power with respect to 196,721 shares of Common Stock and no sole voting power with respect to any shares of Common Stock. The business address of the reporting person is 100 Vanguard Blvd., Malvern, PA 19355.

(4)

The information is based on a Schedule 13D filed by Longview Asset Management, LLC (“Longview”) with the SEC on July 8, 2025, reporting beneficial ownership as of December 29, 2023. Longview is the investment advisor of Pure Crown LLC; it has sole beneficial ownership of the Common Stock previously reported by Pure Crown LLC and HCC Manager LLC on Schedule 13G. Longview reported that it has sole voting power and sole dispositive power with respect to 11,157,847 shares of Common Stock, which includes the following shares Longview has the right to acquire within 60 days of the date of this table: 370,025 Common Stock equivalents associated with their holdings of the Company’s Series B Perpetual Convertible Preferred Stock and 1,071,428 Common Stock equivalents associated with their holdings of the Company’s Series A Warrants. The business address of the reporting person is 222 N. LaSalle Street, Suite 2000, Chicago, Illinois 60601.

APPRAISAL RIGHTS

Appraisal rights are not available to Registered Holders of the PCT Warrants in connection with the Warrant Amendment.

HOUSEHOLDING INFORMATION

Holders of PCT Warrants residing in the same household who hold their PCT Warrants through a bank or broker may receive only one copy of this Consent Solicitation Statement and any Consent Solicitation materials that are delivered in accordance with a notice sent earlier by their bank or broker. This practice of sending only one copy of materials is called “householding,” and saves us money in printing and distribution costs. This practice will continue unless instructions to the contrary are received by your bank or broker from one or more of the shareholders within the household.

If you hold your shares in “street name” and reside in a household that received only one copy of the these Consent Solicitation materials, you can request to receive a separate copy in the future by following the instructions sent by your bank or broker. If your household is receiving multiple copies of the Consent Solicitation materials, you may request that only a single set of materials be sent by following the instructions sent by your bank or broker or by contacting us by phone at (689) 233-3595 or in writing at PureCycle Technologies, Inc., 20 North Orange Avenue, Suite 106, Orlando, Florida 32801, Attention: Corporate Secretary. We will also promptly deliver a separate copy of one Consent Solicitation Statement to any shareholder residing at an address to which only one copy was delivered. Requests for additional copies should be directed to us in writing using the contact information listed above.

TRANSFER AGENT AND REGISTRAR

The transfer agent for our securities is Continental Stock Transfer & Trust Company.

STOCKHOLDER PROPOSALS

In order to have submitted a proposal for inclusion in our proxy statement and proxy card for the 2026 annual meeting of shareholders, shareholders must have followed the procedures outlined in Rule 14a-8 of the Exchange Act. To have been eligible for inclusion, we must have received such shareholder proposal at our principal corporate offices in Orlando, Florida, as set forth below, no later than November 28, 2025. We did not receive any such proposal for the 2026 annual meeting of shareholders.

If a shareholder wished to present a proposal or nominate a director for consideration at the 2026 annual meeting of shareholders without having the proposal or nominee included in our proxy statement and proxy card per the above paragraph, shareholders must have followed the current advance notice provisions and other requirements and procedures outlined in our Second Amended and Restated Bylaws (“Bylaws”), which are filed with the SEC. To have been properly brought, that notice must have contained the information specified in our Bylaws and we must have received the shareholder’s notice, at the address noted below, no earlier than the close of business on January 8, 2026, and no later than the close of business on February 7, 2026. We did not receive any such proposal or director nominee for the 2026 annual meeting of shareholders.

In addition to satisfying the requirements under our Bylaws, if a shareholder intended to comply with the SEC’s universal proxy rules and to solicit proxies in support of director nominees other than the Company’s nominees, the shareholder must have provided notice that set forth the information required by Rule 14a-19 under the Exchange Act, which notice—unless the information required by Rule 14a-19 had been provided in a preliminary or definitive proxy statement previously filed by such shareholder—must have been postmarked or transmitted electronically to us at our principal executive offices no later than 60 calendar days prior to the one-year anniversary date of the annual meeting (for the 2026 annual meeting of shareholders, this date was no later than March 9, 2026). However, if the date of the 2026 annual meeting of shareholders is changed by more than 30 calendar days from such anniversary date then the shareholder must provide notice by the later of 60 calendar days prior to the date of the 2026 annual meeting of shareholders and the 10th calendar day following the date on which public announcement of the date of the 2026 annual meeting of shareholders is first made. We have not received any such notice for the 2026 annual meeting of shareholders.

Proposals or notices should have been sent to the following mailing address:

Brad S. Kalter

General Counsel, Chief Compliance Officer and Corporate Secretary

PureCycle Technologies, Inc.

20 North Orange Avenue, Suite 106

Orlando, Florida 32801

WHERE YOU CAN FIND ADDITIONAL INFORMATION

Through our investor relations website, https://ir.purecycle.com/, we make available free of charge all of our SEC filings, including our proxy statements, our Annual Reports on Form 10-K, our Quarterly Reports on Form 10-Q, and our Current Reports on Form 8-K, as well as Form 3, Form 4, and Form 5 reports of our directors, officers, and principal stockholders, together with amendments to these reports filed or furnished pursuant to Sections 13(a), 15(d), or 16 of the Exchange Act. Any exhibits listed in the Form 10-K report also will be furnished upon request at the actual expense we incur in furnishing such exhibits. Any such requests should be directed to our Corporate Secretary at our executive offices set forth in this Consent Solicitation Statement. Our SEC filings can also be accessed through the SEC’s website, http://www.sec.gov.

This Consent Solicitation Statement will be available at www.proxypush.com/PCT beginning on March 27, 2026.

The Common Stock, the PCT Warrants, and the Company’s units are listed on the Nasdaq Capital Market (“Nasdaq”), and reports and other information on the Company can be reviewed at the office of Nasdaq.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information into this Consent Solicitation Statement from other documents that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this Consent Solicitation Statement. Information in this Consent Solicitation Statement supersedes information incorporated by reference that we filed with the SEC prior to the date of this Consent Solicitation Statement.

We incorporate by reference into this Consent Solicitation Statement the information or documents listed below that we have filed with the SEC:

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2025 filed with the SEC on February 26, 2026.

We undertake to provide without charge to each person to whom a copy of this Consent Solicitation Statement has been delivered, upon request, by first class mail or other equally prompt means, a copy of any or all of the documents incorporated by reference in this Consent Solicitation Statement, other than the exhibits to these documents, unless the exhibits are specifically incorporated by reference into the information that this Consent Solicitation Statement incorporates. You may obtain documents incorporated by reference by requesting them by telephone at (689) 233-3595, or by sending a written request to PureCycle Technologies, Inc., 20 North Orange Avenue, Suite 106, Orlando, Florida 32801, Attention: Corporate Secretary.

BY ORDER OF THE BOARD OF DIRECTORS,

Dustin Olson
Chief Executive Officer

Annex A

PURECYCLE P.O. BOX 8016, CARY, NC 27512-9903 Your response matters! Your control number Have the 12 digit control number located in the box above available when you access the website to transmit your consent via Internet, and follow the instructions. PureCycle Technologies, Inc. For warrantholders of record as of March 17, 2026 Please send us your consent by Thursday, April 16, 2026 Mail: Mark, sign and date your consent form. Fold and return your consent form in the postage-paid envelop provided. Email: Mark, sign and date your consent form. Scan and email your consent form to tabulations@betanxt.com. Internet: Visit www.proxypush.com/PCT and follow the simple instructions to transmit your consent. Please have your consent form ready. THIS CONSENT IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The undersigned, being a warrantholder of PureCycle Technologies, Inc. (the "Company"), (i) acknowledges receipt of the Notice of Consent Solicitation and the accompanying Consent Solicitation Statement dated March 26, 2026 and (ii) consents in the manner designated below for all of the PCT Warrants (as defined in the Consent Solicitation Statement) of the Company held by the undersigned. Please review the Notice of Consent Solicitation and the Consent Solicitation Statement delivered with this consent. Please complete, sign and date this written consent and return it at or before 5:00 p.m., Eastern Time, Thursday, April 16, 2026. You may consent to the proposal on the manners provided on the right hand side of this consent form. PLEASE BE SURE TO SIGN AND DATE THIS CONSENT FORM AND MARK ON THE REVERSE SIDE Copyright © 2026 BetaNXT, Inc. or its affiliates. All Rights Reserved

A-1

PURECYCLE Please make your marks like this: PureCycle Technologies, Inc. Consent Solicitation of Warrantholders 1. To amend the Warrant Agreement (as defined in the Consent Solicitation Statement), for the purpose of lowering the Redemption Trigger Price (as defined in the Consent Solicitation Statement) from $18.00 to $14.38 per share. CONSENT OBJECT ("FOR") ("AGAINST") ABSTAIN CONSENT ("FOR") If the Company receives the requisite consents for the proposal, the Company will extend the expiration date of all PCT Warrants to the earlier of (i) March 17, 2027, or (ii) the date fixed for redemption of the PCT Warrants. Authorized Signatures - Must be completed for your instructions to be executed. Please sign exactly as your name(s) appears on your account. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the consent form. If a partnership, please sign in partnership name by authorized persons. Signature (and Title if applicable) Date Signature (if held jointly) Date

A-2

Annex B

SECOND SUPPLEMENTAL WARRANT AGREEMENT

This Second Supplemental Warrant Agreement, dated as of     , 2026 (the “Second Supplemental Warrant Agreement”), is executed by PureCycle Technologies, Inc., a Delaware corporation (the “Company”), and Continental Stock Transfer & Trust Company, a New York corporation (the “Warrant Agent”).

WHEREAS, an affiliate of the Company (f/k/a Roth CH Acquisition I Co. and now known as PureCycle Technologies Holdings Corp., a wholly-owned direct subsidiary of the Company) and the Warrant Agent are parties to that certain Warrant Agreement dated as of May 4, 2020 (the “Original Warrant Agreement”), as supplemented by the Supplemental Warrant Agreement, dated as of February 25, 2026 (the “First Supplemental Warrant Agreement” and together with the Original Warrant Agreement, the “Warrant Agreement”) by and between the Company and the Warrant Agent, relating to the Company’s outstanding public and private warrants (the “PCT Warrants”) to purchase shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), at a price of $11.50 per share;

WHEREAS, the expiration date (the “Expiration Date”) of the PCT Warrants is 5:00 p.m., New York City time, on the earlier of (i) June 17, 2026, or (ii) the date fixed for redemption of the PCT Warrants;

WHEREAS, upon the terms and conditions contained in the PCT Warrants, all (and not less than all) of the PCT Warrants, other than the private PCT Warrants held by initial purchasers and affiliates or their permitted transferees, are redeemable, in whole but not in part, at the Company’s option any time prior to their expiration at the price of $0.01 per PCT Warrant, provided that the last sales price of the shares of Common Stock has been equal to or greater than $18.00 per share (subject to adjustment for splits, dividends, recapitalizations and other similar events) (the “Redemption Trigger Price”) for any 20 trading days within a 30 trading day period commencing after the PCT Warrants became exercisable and ending on the third business day prior to the date on which notice of redemption is given;

WHEREAS, the Board of Directors of the Company has authorized amendments to the PCT Warrants to reduce the Redemption Trigger Price from $18.00 to $14.38 per share (the “Redemption Trigger Price Amendment”), subject to the receipt of the written consent of the Registered Holders (as defined in the Warrant Agreement) of a majority of the outstanding PCT Warrants (the “PCT Warrant Consent”), as required by Section 9.8 of the Warrant Agreement;

WHEREAS, the Board of Directors of the Company has also authorized amendments to the PCT Warrants to extend the Expiration Date for all PCT Warrants to the earlier of (i) 5:00 p.m. (New York City time) on March 17, 2027, or (ii) the date fixed for redemption of the PCT Warrants (the “Expiration Date Amendment”), on the condition that the Company receives the PCT Warrant Consent for the Redemption Trigger Price Amendment;

WHEREAS, pursuant to Section 9.8 of the PCT Warrants, the Company has received the PCT Warrant Consent; and

WHEREAS, the Company and the Warrant Agent desire to amend the Warrant Agreement as set forth in this Second Supplemental Warrant Agreement in order to reflect the Expiration Date Amendment and the Redemption Trigger Price Amendment.

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Definitions. Capitalized terms use herein and not otherwise defined herein shall have the meanings ascribed to them in the Warrant Agreement.

2. Amendment to Warrant Agreement.

(a) Effective June 17, 2026, Section 3.2 of the Warrant Agreement is hereby amended and restated in its entirety as follows:

“3.2 Duration of Warrants. A Warrant may continue to be exercised only until (the “Exercise Period”) 5:00 p.m., New York City time, on the earlier to occur of (i) March 17, 2027, and (ii) the date fixed for redemption of the Warrants as provided in Section 6 of this Warrant Agreement (“Expiration Date”). Except with respect to the right to receive the Redemption Price (as set forth in Section 6 hereunder), each Warrant not exercised on or before the Expiration Date shall become void, and all rights thereunder and all rights in respect thereof under this Warrant Agreement shall cease at the close of business on the Expiration Date. The Company may extend the duration of the Warrants by delaying the Expiration Date; provided, however, that the Company will provide written notice of not less than 10 days to Registered Holders and the Warrant Agent of such extension and that such extension shall be identical in duration among all of the then outstanding Warrants.”

(b) Effective June 17, 2026, Section 6.1 of the Warrant Agreement is hereby amended and restated in its entirety as follows:

“6.1 Redemption. Subject to Section 6.5, all (and not less than all) of the outstanding Warrants may be redeemed, in whole and not in part, at the option of the Company, at any time after the Warrants become exercisable, and prior to their expiration, at the office of the Warrant Agent, upon the notice referred to in Section 6.2, at the price of $.01 per Warrant (“Redemption Price”); provided that the last sales price of the shares of Common Stock has been equal to or greater than $14.38 per share (subject to adjustment for splits, dividends, recapitalizations and other similar events) (the “Redemption Trigger Price”), for any twenty (20) trading days within a thirty (30) trading day period commencing after the Warrants become exercisable and ending on the third business day prior to the date on which notice of redemption is given and provided further that there is a current registration statement in effect with respect to the shares of Common Stock underlying the Warrants for each day in the 30-Day Trading Period and continuing each day thereafter until the Redemption Date (defined below).”

(c) Effective June 17, 2026, Section 3.3.2 of the Warrant Agreement is hereby amended by the inclusion of the text marked as follows:

“3.3.2 Cashless Exercise. Notwithstanding anything contained herein to the contrary, if there is no effective registration statement registering the Warrant Shares on any day the Registered Holder desires to exercise the Warrants and more than 120 days have passed since the Company completed its initial merger, share exchange, asset acquisition, share purchase, recapitalization, reorganization or other similar business combination with one or more businesses or entities (a “Business Combination”), the Registered Holder may exercise the Warrants in whole or in part in lieu of making a cash payment, by providing notice to the Chief Executive Officer of the Company in a subscription form of its election to utilize cashless exercise, in which event the Company shall issue to the Holder the number of Warrant Shares determined as follows:”

3. Amendment. All references in the Warrant Agreement (and in the other agreements, documents and instruments entered into in connection therewith) to the “Warrant Agreement” shall be deemed for all purposes to refer to the Warrant Agreement, as amended by this Second Supplemental Warrant Agreement.

4. Remaining Provisions of Warrant Agreement. Except as expressly provided herein, the provisions of the Warrant Agreement shall remain in full force and effect in accordance with their terms and shall be unaffected by this Second Supplemental Warrant Agreement.

5. Counterparts. This Second Supplemental Warrant Agreement may be executed in counterparts, each of which when executed shall be deemed an original and both of which when executed shall be deemed one and the same instrument.

6. Headings. The headings to this Second Supplemental Warrant Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

7. Governing Law. This Second Supplemental Warrant Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to the principles of conflicts of law thereof that would require the application of the laws of any other jurisdiction.

[Signature page to follow.]

IN WITNESS WHEREOF, this Second Supplemental Warrant Agreement has been duly executed and delivered by the authorized officers of each of the undersigned as of the date first above written.

PURECYCLE TECHNOLOGIES, INC.

By:
Name:
Its:

CONTINENTAL STOCK TRANSFER & TRUST COMPANY

By:
Name:
Its:

B-4